                                                                     Exhibit 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            VENCOR HEALTHCARE, INC.


          Vencor Healthcare, Inc., a Delaware corporation, hereby certifies as follows:

          FIRST: The name of the corporation is Vencor Healthcare, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was March 27, 1998.

          SECOND: This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation as currently in effect of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holder of all the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: The text of the Certificate of Incorporation as currently in effect is hereby amended and restated to read as set forth herein in full:

                          ___________________________


          FIRST.  The name of the Corporation is Vencor, Inc.

          SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000, of which 150,000,000 shares of the par value of $.25 per share shall be designated as Common Stock and 10,000,000 shares of the par value of $1.00 per share shall be designated as Preferred Stock. The [ ] shares of the Corporation's Common Stock, par value $.25 per share, issued and outstanding at the time of filing of this Restated Certificate of Incorporation shall be changed and reclassified into [ ] shares of the

Corporation's Common Stock, par value $.25 per share, upon the filing of this Restated Certificate of Incorporation and without further action by the Corporation or the holder thereof. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

          (a) the distinctive serial designation of such series which shall distinguish it from other series;

          (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issuance of such series;

          (c) the rate of dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates (or the method for determining the date or dates) upon which such dividends shall be payable;

          (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

          (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

          (f) the price or prices (or the method of determining such price or prices) at which, the form of payment of such price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

          (i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

                               __________________

          6% SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

          The Board of Directors of the Corporation is authorized to issue a series of Preferred Stock consisting of up to 17,700 shares, which number of shares may be increased or decreased from time to time by the Board of Directors, and such series shall have the following designations, preferences, privileges, voting powers, restrictions and qualifications:

          1.   Designation.  The distinctive serial designation of this series
               -----------
of Preferred Stock is 6% Series A Non-Voting Convertible Preferred Stock (the "Series A Preferred Stock").

          2.   Liquidation.  The holders of the Series A Preferred Stock shall
               -----------
be entitled to receive $1,000 per share (the "Principal Amount"), plus accrued but unpaid dividends, in the event of liquidation, whether voluntary or involuntary, or dissolution or winding up of the Corporation. For purposes of this Section 2, a consolidation, merger or sale of all or substantially all of the assets of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

          3.   Dividend. The holders of Series A Preferred Stock shall be
               --------
entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 6% of the Principal Amount per share of Series A Preferred Stock, and no more, payable annually in arrears, on the thirtieth day of April in each year, commencing April 30, 1999, to stockholders of record on the immediately preceding April 20, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. No interest shall be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.

          4.   Redemption at the Option of the Corporation.
               -------------------------------------------

          (a) From and after the third anniversary of the date of issuance, when funds are legally available for such purpose, the Corporation, shall have the right to redeem all or any portion of the Series A Preferred Stock at a redemption price per share equal to 100.0% of the Principal Amount of the Series A Preferred Stock, plus accrued but unpaid dividends provided, however, that no shares of the Series A Preferred Stock may be redeemed unless the average Closing Price of the Common Stock for any 20 Trading Days within the preceding 30 Trading Day period was 125% of the then conversion price.

          (b) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares of Series A Preferred Stock to be redeemed on any redemption date shall be apportioned (i) pro rata
                                                                     --- ----
among the registered holders of such shares at the time outstanding, or (ii) by lot.

          (c) Notice of each such redemption shall be mailed to the holders of record of all shares of Series A Preferred Stock at least 45 days prior to the date fixed for redemption at their respective addresses as the same shall appear on the books of the Corporation.

          5.   Mandatory Redemption by the Corporation.  All outstanding Shares
               ---------------------------------------
of Series A Preferred Stock will be redeemed at a redemption price equal to 100.0% of the Principal Amount per share of Series A Preferred Stock plus accrued but unpaid dividends on the tenth anniversary of the date of issuance.

          6.   Voting Rights.  Except as otherwise expressly required by law,
               -------------
the Series A Convertible Preferred Stock shall have no voting rights.

          7.   Relation to Other Preferred Stock.  The holders of the Series A
               ---------------------------------
Preferred Stock shall not be entitled to receive any amount upon the dissolution, liquidation or winding up of the Corporation until the liquidation preference of any other class of stock of the Corporation ranking senior to the Series A Convertible Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid in full.

          If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series A Convertible Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          After payment to the holders of the Series A Convertible Preferred Stock of the full preferential amounts provided for in Section 2, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

          8.   Conversion Privilege.
               --------------------

     (a) Rights of Conversion.  Each share of Series A Preferred Stock shall be
         --------------------
convertible at the option of the holder thereof, at any time after the second anniversary of the date of issuance and prior to the close of business on the tenth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Series A Preferred Stock that is equal to the Principal Amount divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 8. For purposes of the terms of the Series A

Preferred Stock, the "conversion price" applicable per share of Common Stock shall initially be equal to 118% of the Fair Market Value (as defined herein) and shall be adjusted from time to time in accordance with the provisions of this Section 8. "Fair Market Value" shall mean the average of the high and low price of the Common Stock on the first day of trading on the New York Stock Exchange, Inc. of such Common Stock.

     (b) Conversion Procedures.  Any holder of shares of Series A Preferred
         ---------------------
Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank and shall be accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

         No payments or adjustments in respect of dividends on shares of Series A Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

         The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

     (c) Adjustment of Conversion Price.  The conversion price at which a share
         ------------------------------
of Series A Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

             (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock, in whole or in part, in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the corporation which includes, in whole or in part, a dividend or distribution of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock included in such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation and the number of shares of Common Stock included in such dividend or other distribution or exchange shall be deemed not to include any shares issued or distributed in respect of shares held in the treasury of the Corporation.

             (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. For purposes of this subparagraph (ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

             (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (iv) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion of such quarterly cash dividend that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraph
     (iii) of this Section 8(c)), or, all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 4.0% of the current market price per share (determined as provided in subparagraph (vi) of this Section 8(c)) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vi) of this Section 8(c)) of the Common Stock on the date fixed for the making of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the making of such distribution.

             (v) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and result in the acquisition by the Corporation of shares of Common Stock pursuant thereto and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vi) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vi) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders as a result of the Corporation's or subsidiary's acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vi) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

             (vi) For the purpose of any computation of the current market price per share of Common Stock or per share of capital stock the fair market value of which is to be determined pursuant to any subsection of this
     Section 8(c) or pursuant to clause (ii) of Section 8(f) ("Distributed Stock") on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 8(g)) for the five (5) (or, with respect to clause (ii) of Section 8(f), ten (10)) consecutive Trading Days prior to and including the date in question.

             (vii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii),
     (iv), and (v) of this Section 8(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the beat interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

             (viii) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph (c)) would require an increase of at least one percent 1% in the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible; provided, however, that any
                                            --------  -------
     adjustments which by reason of this subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (viii) shall be made to the nearest one-hundred thousandth of a share.

             (ix) Whenever any adjustment is made to the conversion price, the Corporation shall forthwith (a) file with each Transfer Agent of such Series A Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used, and (b) cause a copy of such statement to be mailed to the holders of record of the Series A Preferred Stock as of the effective date of such adjustment.

     (d) Reclassification, Consolidation, Merger or Sale of Assets.
         ---------------------------------------------------------

          (i) In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which all Common Stock is converted into the right to receive other securities, cash or other property, to the extent permitted by law, provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into (A) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 8(g)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 8(g)), to any adjustment in the conversion price required by the provisions of Section 8(f), and (B) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change at a conversion price determined pursuant to the provisions of Section 8(f).

          (ii) In the event the Corporation determines in good faith that there is doubt whether the adjustment otherwise required by subparagraph (i) of this Section 8(d) can be made in a manner consistent with then applicable law, then the Corporation may elect (which election shall be evidenced by a resolution of the Board of Directors) that, in lieu of the Corporation's making such adjustment, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into, but only into, shares of the common stock (the "New Common Stock") of the principal corporation surviving the transaction which gives rise to the adjustment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at a conversion price (based upon a value of a share of Series A Preferred Stock of $1,000 for such purpose) determined by multiplying $1,000 by a fraction the numerator of which is the fair market value (as so determined by the Board of Directors) per share of the New Common Stock (but without any adjustment pursuant to Section 8(f)) and the denominator of which is the fair market value on the date the transaction becomes effective (as so determined by the Board of Directors) of the kind and amount of securities, cash and other property receivable in such transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such transaction.

          (iii) The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, an the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights as are created by this subparagraph (d). Such certificate or articles of incorporation or other constituent document shall provide, in respect of any shares of capital stock into which the Series A Preferred Stock has become convertible, for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive transactions of the foregoing type.

          (e) Prior Notice of Certain Events.  In case:
              ------------------------------

               (i) the Corporation shall (A) declare any dividend (or any other distribution) on Common Stock, other than (I) a dividend payable in shares of Common Stock or (II) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (B) declare or authorize a redemption or repurchase of in excess of ten percent (10%) of the then outstanding shares of Common Stock; or

              (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

             (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation whereby the Common Stock is converted into other securities, cash or other property; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least fifteen (15) days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (f) Adjustments in Case of Fundamental Changes. Notwithstanding any
              ------------------------------------------
other provision in this Section 8 to the contrary, if any Fundamental Change (as defined in Section 8(g)) occurs then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 8(g)), each share of Series A Preferred Stock shall be convertible, to the extent permitted by applicable law, solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change; provided, that, in the event the Board of Directors determines in good faith (such determination to be conclusive and described in a resolution of the Board of Directors) that there is doubt whether the adjustment provided in this sentence can be made in a manner consistent with then applicable law or that despite the Corporation's reasonable efforts the issuer of common stock will not agree to provide such shares of common stock as would be needed for the purposes of satisfying the provisions of this sentence (or resulting from any subsequent adjustments of the conversion right pursuant to this Section 8), on reasonable terms (with reference to the Applicable Price of such common stock, determined as if the first reference to "Common Stock" in clause (ii) in the definition of Applicable Price were references to such common stock), then, by election of the Corporation (which election shall be evidenced by a resolution of the Board of Directors) the Fundamental Change that would otherwise be a Common Stock Fundamental Change shall be a Non-Stock Fundamental Change.

          For purposes of calculating any adjustment to be made pursuant to this
Section 8(f) in the event of a Fundamental Change, immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined in Section 8(g)), the conversion price of the Series A Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 8(g)) or the then applicable Reference Market Price (as defined in
     Section 8(g)) by a fraction of which the numerator shall be $1,000 and the denominator shall be (x) the then-current Redemption Price per share of Series A Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Series A Preferred Stock becomes redeemable pursuant to
     Section 4, the applicable price per share set forth in the following table if the date of such Non-Stock Fundamental Change occurs during the twelve-month period ending April 30 of the year indicated:

                    Year             Price
                    ----             -----

                    1999      118% of Principal Amount
                    2000      112% of Principal Amount
                    2001      106% of Principal Amount

     plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Series A Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change, provided that at such time after such Non-Stock Fundamental Change as dividends shall have been paid to the holders of the Series A Preferred Stock in an amount equal to dividends accrued and unpaid thereon at the time of the foregoing adjustment, the conversion price as adjusted pursuant to the foregoing clause (x) or (y) shall be readjusted to increase it to the conversion price which would have then existed if there would have been no dividend accrued and unpaid on the date of such Non-Stock Fundamental Change; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series A Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 8(g)) and the denominator shall be the Applicable Price;

provided, however, that in the event of a Common Stock Fundamental Change or a
--------  -------
Non-Stock Fundamental Change (other than a Non-stock Fundamental Change as to which Section 8(d) is not applicable) in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series A Preferred Stock in effect immediately prior to such Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third Party received by a holder of one share of Common Stock as a result of such Fundamental Change.

          (g) Definitions. The following definitions shall apply to terms used
              -----------
in this Section 8:

          (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors of the Corporation (whose determination shall be conclusive and described in a resolution of the Board of Directors) appropriately to reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv) and (v) of Section 8(c) or in
     Section 8(g).

          (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York Stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

          (3) "Common Stock Fundamental Change" shall, except as provided in the second sentence of Section 8(f), mean any Fundamental Change in which (i) more than 50% by value (as determined in good faith by the Board of Directors of the Corporation (whose determination shall be conclusive and described in a resolution of the Board of Directors)) of the consideration received by holders of Common Stock consists of common stock that for each of the ten (10) consecutive Trading Days referred to with respect to such Fundamental Change in Section 8(g)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System and (ii) either
     (A) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Preferred Stock continue to exist as outstanding shares of Series A Preferred Stock, or (B) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, and such convertible preferred stock has powers, preferences and relative participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Series A Preferred Stock.

          (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan to which the Corporation is a party pursuant to which 90% or more of the outstanding Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided,
                                                                    --------
     however, in the case of a plan involving more than one such transaction or
     -------
     event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when 90% of the outstanding Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the rights to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

          (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

          (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten
     (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation (whose determination shall be conclusive and described in a resolution of the Board of Directors) appropriately to reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv) and (v) of
     Section 8(c) or in Section 8(f) or to give appropriate weight to the relative values in the event that more than one series or class of common stock is received; provided, however, if no such Closing Prices of the
                        --------  -------
     common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price to be determined in good faith by the Board of Directors of the Corporation.

          (7) "Reference Market Price" shall initially mean $______ and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the foregoing amount to the initial conversion price per share set forth in the first sentence of Section 8(a).

          (8) "Trading Day" shall mean a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

          (h) Dividend or Interest Reinvestment Plans. Notwithstanding  the
              ---------------------------------------
foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common

Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Stock was first authorized, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 8. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and, except as expressly otherwise provided, such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series A Preferred Stock.

          (i) No Fractional Shares.  No fractional shares or scrip representing
              --------------------
fractional shares shall be issued upon the conversion of Series A Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (as defined in Section 8(g)) of the Common Stock on the day of conversion shall be paid to the holder in cash by the Corporation.

          (j) Reservation of Shares.  The Corporation shall at all times reserve
              ---------------------
and keep available out of its authorized Common Stock the full number of shares of Common Stock into which all shares of Series A Preferred Stock from time to time outstanding are convertible. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock at the conversion price then in effect, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued shares of Common Stock to such number as shall be sufficient for such purpose.

          (k) Computation of Adjustments.  The certificate of any independent
              --------------------------
firm of public accountants of recognized standing selected by the Board of Directors shall be evidence of the correctness of any computation made under this Section 8.

          (l) Cancellation of Shares Upon Conversion.  All shares of Series A
              --------------------------------------
Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or surrendered to it for conversion into Common Stock as provided above shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesiqnated as to series.

                               __________________


          FIFTH. The affairs of the Corporation shall be managed and conducted by a Board of Directors. The election of Directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.
A majority of the directors shall constitute a quorum for the transaction of business, except that any vacancy on the Board of Directors, whether created by an increase in the number of directors or otherwise, may be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director.

          SIXTH. (a) the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-laws of the Corporation. The holders of shares of Voting Stock (as defined herein) shall, to the extent such power is at the time conferred on them by applicable law, also have the power to make, alter, amend or repeal the By-laws of the Corporation by the vote of at least two-thirds (2/3) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as one class.

          (b) The term "Voting Stock" shall mean stock of any class or series of the Corporation entitled to vote in the election of Directors generally.

          SEVENTH. The number of Directors of the Corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event
                                           --------  -------
shall the number of Directors be less than three (3). In the absence of a determination of such number by the Board of Directors, the number of Directors of the Corporation shall be eight. The Directors of the Corporation shall be divided into three (3) classes as nearly equal in number as reasonably possible, as determined by the Board of Directors, with the initial term of office of the first class of such Directors to expire at the first annual meeting of stockholders thereafter, the initial term of office of the second class of such Directors to expire at the second annual meeting of stockholders thereafter and the initial term of office of the third class of such Directors to expire at the third annual meeting of stockholders thereafter, with each class of Directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director. Any Director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as one class. Whenever the holders of any class or series of stock are entitled to elect one or more Directors by this Restated Certificate of Incorporation, the provisions of the preceding sentence shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. This Article Seventh may not be amended, modified or repealed except by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as one class. Any Director elected or appointed to fill a vacancy shall hold office until the next election of the class of Directors of the Director which such director replaced, and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

          In the event that the holders of any class of series of stock of the Corporation shall be entitled, voting separately as a class, to elect any Directors of the Corporation, then the number of Directors that may be elected by such holders shall be in addition to the number fixed by the Board of Directors or as otherwise provided in Article Seventh and, except as otherwise expressly provided in the terms of such class or series, the terms of the Directors elected by such holders shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of the remaining Directors.

          EIGHTH. Any action required or permitted to be taken by the holders of any class or series of stock of the

Corporation, including but not limited to the election of Directors, must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. This Article Eighth may not be amended, modified or repealed except by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as one class.

          NINTH. A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Ninth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

          TENTH.    A. (1)    Definitions. For the purposes of this Article
Tenth, the following terms shall have the following meanings:

     "Adoption Date" shall mean the date upon which the Shares of Common Stock of the Corporation are distributed on a pro rata basis to the holders of common stock of Vencor, Inc., a Delaware corporation.

     "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the Trust.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean outstanding Common Stock of the Corporation as may be authorized and issued from time to time pursuant to Article Fourth and any Shares convertible into or exchangeable for Common Stock as if such Shares had been so converted or exchanged.

     "Excess Stock" shall mean Stock resulting from an event described in
Section 3 of this Article Tenth.

     "Excess Common Stock" shall mean Common Stock that is designated as Excess Stock.

     "Excess Preferred Stock" shall mean Preferred Stock that is designated as Excess Stock.

     "Existing Holder" shall mean any Person who is the Beneficial Owner of Shares in excess of the Ownership Limit for a class of Shares on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns Shares of any class in excess of the Ownership Limit.

     "Existing Holder Limit" for any Existing Holder shall mean, initially, the percentage of the outstanding Shares of the class Beneficially Owned by such Existing Holder in excess of the Ownership Limit on the Adoption Date, and after any adjustment pursuant to Section A.(9) of this Article Tenth shall mean the percentage of the outstanding Shares of such class as so adjusted.

     "Lessor" shall mean any Person (or an affiliate of any such Person) that leases real property to the Corporation and has elected to be taxed as a REIT under the Code.

     "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Directors of the Corporation.

     "Ownership Limit" shall mean, with respect to the Common Stock for any Person other than an Existing Holder, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value, of the outstanding Common Stock of the Corporation, and, with respect to the Preferred Stock for any Person other than an Existing Holder, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value, of the outstanding shares of any class or series of Preferred Stock of the Corporation. The value of any outstanding Common

Stock or shares of any class or series of Preferred Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith which determination shall be conclusive for all purposes hereof.

     "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. "Person" does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section A.(2) of this Article Tenth.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section A.(2) of this Article Tenth.

     "REIT" shall mean a real estate investment trust under Section 856 of the Code.

     "Shares" shall mean the shares of the Corporation as may be authorized and issued from time to time pursuant to Article Fourth.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

     "Trust" shall mean the trust created pursuant to Section C.(1) of this Article Tenth.

     "Trustee" shall mean a Person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Directors of the Corporation as the trustee of the Trust.

     (2) Restrictions on Ownership and Transfer.
         --------------------------------------

     (a) Except as provided in Section A.(12) of this Article Tenth, from the Adoption Date, no Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit for such class of Shares and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Section A.(12) of this Article Tenth, from the Adoption Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as
                                                                   -- ------
to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

     (c) Except as provided in Section A.(12) of this Article Tenth, from the Adoption Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be
                    -- ------
otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such Shares.

     (3)  Designation of Excess Stock.
          ---------------------------

     (a) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, there is a purported Transfer such that any Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder) would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as otherwise provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

     (b) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, there is a purported Transfer such that an Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

     (c) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, any Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder)(the "Purchaser") purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the "Purchase") and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are designated as Excess Stock, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as designated as Excess Stock before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

     (d) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the "Purchase") and, as a result, such Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as designated as Excess Stock before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

     (e) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the "Entity") and, as a result, a Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then except as provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are designated as Excess Stock, Shares of the relevant class Beneficially Owned by the Entity shall be treated as designated as Excess Stock before any Shares Beneficially Owned by the Person holding an interest in the Entity (independently of such Person's interest in the Entity) are so treated.

     (f) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the "Entity") and, as a result, an Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article Tenth, such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which Shares are designated as Excess Stock, Shares Beneficially Owned by the Entity shall be treated as so designated before any Shares Beneficially Owned by the Existing Holder (independently of such Existing Holder's interest in the Entity) are so treated.

     (g) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, an event, other than an event described in Sections A.(3)(a) through (f) of this Article Tenth, occurs which would, if effective, result in any Person (other than an Existing Holder with respect to the class of Shares for which it is an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section A.(12) of this Article Tenth, the smallest number of Shares Beneficially Owned by such Person which, if designated as Excess Stock, would result in such Person's Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event.

     (h) If, notwithstanding the other provisions contained in this Article Tenth, at any time from the Adoption Date, an event, other than an event described in Section A.(3)(a) through (f) of this Article Tenth, occurs which would, if effective, result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article Tenth, the smallest number of Shares Beneficially Owned by such Existing Holder which, if designated as Excess Stock, would result in such Existing Holder's Beneficial Ownership of Shares not being in excess of such Existing Holder Limit, shall be automatically designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event.

     (4) Remedies For Breach.   If the Board of Directors or its designees shall
         -------------------
at any time determine in good faith that a Transfer has taken place in violation of Section A.(2) of this Article Tenth or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section A.(2) of this Article Tenth, the Board of Directors shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any
                                                 --------  -------
Transfers or attempted Transfers in violation of Sections A.(2)(a) through (c) of this Article Tenth shall automatically result in the designation of Excess Stock described in Section A.(3) of this Article Tenth, irrespective of any action (or non-action) by the Board of Directors.

     (5) Notice of Ownership or Attempted Ownership in Violation of Section
         ------------------------------------------------------------------
A.(2).   Any Person who acquires or
-----
attempts to acquire Beneficial Ownership of Shares in violation of Section A.(2) shall immediately give written notice to the Corporation of such event.

     (6) Owners Required to Provide Information.
         --------------------------------------

     From the Adoption Date:

     (a) every Beneficial Owner of more than 5.0% of the outstanding number or value of any class or series of Shares shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Furthermore, each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the status as a REIT of any Lessor of the Corporation.

     (b) each Person who is a Beneficial Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the effect of such Beneficial Ownership on the status of any Lessor of the Corporation as a REIT or any such Lessor's compliance with the regulations promulgated under the REIT provisions of the Code.

     (7) Remedies Not Limited.  Except as provided in Section E of this Article
         --------------------
Tenth, nothing contained in this Article Tenth shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

     (8) Ambiguity.   In the case of an ambiguity in the application of any of
         ---------
the provisions of this Article Tenth, including any definition contained in Section A.(1) of this Article Tenth and any ambiguity with respect to which Shares are to be designated as Excess Stock in a given situation, the Board of Directors shall have the power to determine the application of the provisions of this Article Tenth with respect to any situation based on the facts known to it.

     (9) Modification of Existing Holder Limit.   The Existing Holder Limit for
         -------------------------------------
any Existing Holder shall be reduced (and shall not be subsequently increased) to the extent of any reduction in the percentage of the outstanding Shares Beneficially Owned by such Existing Holder; but in no event shall such Existing Holder Limit be reduced to less than the Ownership Limit for such class or series of Shares.

     (10) Modifications of Ownership Limit.  Subject to the limitations provided
          --------------------------------
in Section A.(11) of this Article Tenth, the Board of Directors may from time to time increase or decrease the Ownership Limit with respect to a class of Shares.

     (11) Limitations on Modifications.  Prior to the modification of any
          ----------------------------
Existing Holder Limit or Ownership Limit pursuant to Section A.(9) or Section A.(10) of this Article Tenth, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure that such modification does not adversely effect the REIT status of any Lessor of the Corporation.

     (12) Exceptions.  The Board of Directors, with an opinion of counsel that
          ----------
such exemption will not cause any Lessor of the Corporation to fail to qualify as a REIT or such other evidence or documents as the Board of Directors deems appropriate, may (but shall not be required to) exempt a Person from the Ownership Limit with respect to a class of Shares or an Existing Holder Limit, as the case may be, if the Board of Directors determines such waiver is in the best interests of the Corporation and obtains such representations and undertakings from such Persons as the Board of Directors determines are reasonably necessary and such Person agrees that any violation or attempted violation of such representations and undertakings will result in, to the extent necessary, the designation of Shares held by such Person as Excess Stock in accordance with Section A.(3) of this Article Tenth.

     B.   Legend.   (1)  Each certificate for Common Stock shall bear the
          ------
following legend:

          "The Common Stock represented by this certificate is subject to restrictions on ownership and transfer. No Person may Beneficially Own Common Stock in excess of 9.9% of the outstanding Common Stock of the Corporation (unless such Person is an Existing Holder). Any Person who attempts to Beneficially Own Common Stock in excess of the above limitation must immediately notify the Corporation. All capitalized terms used in this Legend have the meanings set forth in the Restated Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the Common Stock represented hereby will be automatically designated as Excess Stock which will be held in trust by the Trustee for the benefit of the Beneficiary."

     Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

     (2) Each certificate for Preferred Stock shall bear the following legend:

          "The Preferred Stock represented by this certificate is subject to restrictions on ownership and transfer. No Person may Beneficially Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Stock of such class (unless such Person is an Existing Holder). Any Person who attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Restated Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Stock represented hereby will be automatically designated as Excess Stock which will be held in trust by the Trustee for the benefit of the Beneficiary."

     Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

     C.   Excess Stock.
          ------------

     (1) Ownership in Trust.   Upon any purported Transfer or other event that
         ------------------
results in the designation of Shares as Excess Stock pursuant to Section A.(3) of this Article Tenth, such Excess Stock shall be deemed to have been transferred to the Trustee, as trustee of the Trust for the exclusive benefit of the Beneficiary. The Trust shall name a Beneficiary if one does not already exist, within five days of the discovery of any designation of any Excess Stock;

provided, however, that the failure to so name a Beneficiary shall not affect the designation of Shares as Excess Stock or the transfer thereof to the Trustee. Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except as provided in Section C.(5) of this Article Tenth.

     (2) Dividend Rights.   Any dividends (whether taxable as a dividend, return
         ---------------
of capital or otherwise) on Excess Stock shall be paid to the Trust for the benefit of the Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Stock, the lesser of
(a) the amount per share of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Excess Stock, or if the Purported Record Transferee did not give value for the Excess Stock, the Market Price of the Excess Stock on the day of the event causing the Excess Stock to be in held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been designated as Excess Stock shall be repaid, upon demand, to the Trust for the benefit of the Beneficiary.

     (3) Rights Upon Liquidation.   In the event of any voluntary or involuntary
         -----------------------
liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (a) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation and the preferential rights of the Excess Preferred Stock, if any, each holder of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock which bears the same relation to the total amount of such assets of the Corporation as the number of Shares of Excess Common Stock held by such holder bears to the total number of Shares of Common Stock and Excess Common Stock then outstanding, and (b) each holder of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive had such Preferred Stock remained outstanding. The Corporation, as holder of the Excess Stock in trust shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

     (4) Voting Rights.   The Trustee shall be entitled to vote the Excess Stock
         -------------
on behalf of the Beneficiary on any matter. Subject to Delaware law, any vote cast by a Purported Record Transferee with respect to the Excess Stock prior to the discovery by the Corporation that the Excess Stock were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already
             -- ------  --------  -------
taken irreversible action with respect to a merger, reorganization, sale of all or substantially all of the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Stock will be deemed to have given an irrevocable proxy to the Trustee to vote the Excess Stock for the benefit of the Beneficiary.

     Notwithstanding the provisions of this Article Tenth, until the Corporation has received notification that Excess Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

     (5) Restrictions on Transfer.   Excess Stock shall be transferable only as
         ------------------------
provided in this Section C.(5) of Article Tenth. At the direction of the Board of Directors, the Trustee shall transfer the Shares held in the Trust to a Person or Persons whose ownership of such Shares will not violate the Ownership Limit. If such a transfer is made to such a Person or Persons, the interest of the Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, or (b) the price received by the Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Beneficiary. The Trustee shall be under no obligation to obtain the highest possible price for the Excess Stock. Prior to any transfer of any Excess Stock by the Trustee, the Corporation must have waived in writing its purchase rights under Section C.(6) of this Article Tenth. It is expressly understood that the Purported Record

Transferee may enforce the provisions of this Section against the Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Stock is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in trust and to hold such Excess Stock on behalf of the Corporation.

     (6) Purchase Right in Excess Stock.   Excess Stock shall be deemed to have
         ------------------------------
been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Excess Stock (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Stock, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price on the date the Corporation, or its designee accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the purported Transfer or other event which resulted in the designation of the Shares as Excess Stock and (y) the date the Board of Directors determines in good faith that a purported Transfer or other event resulting in the designation of Excess Stock has occurred, if the Corporation does not receive a notice of any such Transfer pursuant to Section A.(5) of this Article Tenth. Unless the Board of Directors determines that it is in the interests of the Corporation to make earlier payments of all of the amounts determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Directors at any time up to but not later than five years after the date the Corporation accepts the offer to purchase the Excess Stock. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

     D.   Severability.   If any provision of this Article Tenth or any
          ------------
application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     E.   New York Stock Exchange Transactions.   Nothing in this Article Tenth
          ------------------------------------
shall preclude the settlement of any transaction entered into through the facilities of the New

York Stock Exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article Tenth and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article Tenth.

     F.   Amendment of Article Tenth.  This Article Tenth may not be amended,
          --------------------------
modified or repealed except by the affirmative vote of not less than two-thirds (2/3) of the Voting Stock of the Corporation voting together as one class.

          IN WITNESS WHEREOF, Vencor Healthcare, Inc. has caused this certificate to be signed by [____________], its [title], on this ____ day of April, 1998.


                         Vencor Healthcare, Inc.


                         By:_________________________
                            Name:
                            Title: